Exhibit 99.2

THIRD QUARTER 2023 SUPPLEMENTAL

Plymouth Industrial REIT, Inc.
Table of Contents

Introduction
Executive Summary	2
Management, Board of Directors, Investor Relations, and Equity Coverage	2
Portfolio Statistics	3
Acquisition Activity	3
Value Creation	4
Development Projects	4
Guidance	5
Financial Information
Same Store Net Operating Income (NOI)	6
Consolidated Statements of Operations	7
Consolidated NOI	8
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	8
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)	8
Consolidated Balance Sheets	9
Capital Structure and Debt Summary	10
Capital Markets Activity	10
Net Asset Value Components	11
Operational & Portfolio Information
Leasing Activity	12
Lease Expiration Schedule	12
Leased Square Feet and Annualized Base Rent by Tenant Industry	13
Leased Square Feet and Annualized Base Rent by Type	14
Top 10 Tenants by Annualized Base Rent	15
Lease Segmentation by Size	15
Rentable Square Feet and Annualized Base Rent by Market	16
Total Acquisition and Replacement Cost by Market	16
Appendix
Glossary	17

Forward-Looking Statements: This Supplemental Information contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Supplemental Information do not constitute guarantees of future performance. Investors are cautioned that statements in this Supplemental Information, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this Supplemental Information, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Definitions and Reconciliations: For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 17-18. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 8.

Plymouth Industrial REIT, Inc.
Executive Summary

Company overview: Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment trust company focused on the acquisition, ownership, and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Management, Board of Directors, Investor Relations, and Equity Coverage

Corporate	Investor Relations	Transfer Agent

20 Custom House Street, 11th Floor	Tripp Sullivan	Continental Stock Transfer & Trust Company
Boston, Massachusetts 02110	SCR Partners	1 State Street, 30th Floor
617.340.3814	615.942.7077	New York, NY 10004
www.plymouthreit.com	IR@plymouthreit.com	212.509.4000

Executive Management

Jeffrey E. Witherell	Anthony J. Saladino	James M. Connolly	Lyndon J. Blakesley
Chief Executive Officer	Executive Vice President	Executive Vice President	Senior Vice President
and Chairman	and Chief Financial Officer	Asset Management	and Chief Accounting Officer

Benjamin P. Coues	Anne A. Hayward	Daniel Hefferman	Scott L. Robinson
Senior Vice President	Senior Vice President	Senior Vice President	Senior Vice President
and Head of Acquisitions	and General Counsel	Asset Management	Corporate Development

Board of Directors

Philip S. Cottone	Richard J. DeAgazio	David G. Gaw	John W. Guinee
Independent Director	Independent Director	Lead Independent Director	Independent Director

Caitlin Murphy	Pendleton P. White, Jr.	Jeffrey E. Witherell
Independent Director	Director	Chief Executive Officer
and Chairman

Equity Research Coverage[1]

Baird	BNP Paribas Exane	Colliers Securities	KeyBanc Capital Markets
Nicholas Thillman	Nate Crossett	Barry Oxford	Todd Thomas
414.298.5053	646.725.3716	203.961.6573	917.368.2375

BMO Capital Markets	B Riley Securities	JMP Securities	J.P. Morgan
John Kim	Bryan Maher	Mitch Germain	Mike Mueller
212.885.4115	646.885.5423	212.906.3537	212.622.6689

Truist Securities
Anthony Hau
212.303.4176

Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on November 2, 2023 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through November 9, 2023 by dialing (877) 344-7529 and entering the replay access code, 1910241.

1) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Plymouth Industrial REIT, Inc.
Portfolio Statistics

Unaudited ($ in thousands, except Cost/SF) as of 9/30/2023

Portfolio Snapshot		Portfolio Growth ($ in millions)[7]

Number of Properties	156
Number of Buildings	211
Square Footage	34,142
Occupancy	97.6%
WA Lease Term Remaining (yrs.)1	3.5
Total Annualized Base Rent (ABR)2	$149,404
Rental Rate Increase - Cash Basis3	24.1%
Q3 Rent Collections	99.0%

Acquisition Activity

Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]

Multiple	Full Year 2022	44	$ 253,655	4,164,864	6.1%	$ 71.54

Multiple	Full Year 2021	24	$ 370,977	6,380,302	6.7%	$ 63.15

Multiple	Full Year 2020	27	$ 243,568	5,473,596	7.8%	$ 46.99

Multiple	Full Year 2019	32	$ 220,115	5,776,928	8.4%	$ 42.21

Multiple	Full Year 2018	24	$ 164,575	2,903,699	8.2%	$ 70.54

Multiple	2017 (since IPO)	36	$ 173,325	5,195,563	8.4%	$ 33.81

Total Acquisitions Post-IPO		187	$ 1,426,215	29,894,952	7.4%	$ 55.94

Portfolio statistics and acquisitions include wholly owned industrial properties only; excludes our property management office located in Columbus, Ohio.

1)	The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.
2)	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2023, multiplied by 12. Excludes rent abatements.
3)	Based on approximately 1.8 million square feet of new and renewal leases greater than six months in term. Refer to Leasing Activity in this Supplemental Information for additional details.
4)	Represents total direct consideration paid rather than GAAP cost basis.
5)	Weighted based on Purchase Price.
6)	Calculated as Purchase Price divided by square footage.
7)	Acquisitions include capitalized costs in accordance to GAAP for development properties placed in-service.

Plymouth Industrial REIT, Inc.
Value Creation

Unaudited ($ in thousands, except RSF)

Examples of Value Creation

Lease-up / Building Refurbishment	New Industrial Development	Disposition / Value Realized

Memphis	Atlanta	Chicago
Executed a 312,000 SF 5-year lease with annual escalators of 3.0% at a rental rate increase of 56% over prior rents.	Acquired single-tenant industrial building in January 2020 with ~ 65 acres of developable land.	Sold a 306,552 square-foot industrial building at 6510 West 73rd Street in Chicago.

Tenant move-out was addressed expeditiously. The building will undergo roof and fire suppression upgrades as a part of the new lease transaction.	Broke ground on new 237,000 SF building during Q2 2021 and completed development in Q1 2023 at a cost of ~$13.8M, an add'l 180,000 SF building is delivered in Q3 2023 at a cost of ~$12.0M.	Net proceeds after the payoff of a $6.7 million mortage, return of lender escrow reserves, and other adjustments were $14.0 million.

The property was acquired at a going-in yield of 8.0%, which now has increased to a stabilized yield of over 11.0%.	Flexible design planned for both buildings to allow for demising. The 237,000 SF building is 100% leased - the 180,000 SF building is 40% leased.	The disposition yielded a 4.9% cap rate on in-place NOI and an IRR of 31.1% over a six-year hold period.

Plymouth is partnering with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities. Thus far Plymouth has achieved a Three Green Globe certification on our Cincinnati development and a Two Green Globe certification on both the Boston and first Atlanta developments.[1]

Development Projects (as of 09/30/2023)

The Company has identified over 1.7 million SF of developable GLA with 92,670 SF currently under construction and 679,952 SF recently completed. The total investment in development under construction is approximately $6.3 million as of 9/30/2023 against a budget of approximately $13.1 million. The total investment in completed developments is approximately $55.4 million. The proforma stabilized cash NOI yields on development projects under construction and completed range between 7.0% - 9.0%.

		Total Rentable			Estimated
Under Construction[2]	# of Buildings	Square Feet (RSF)	% Leased	% Funded	Completion
Jacksonville - Liberty I	1	39,750	100%	90%	Q4 2023
Jacksonville - Liberty II	1	52,920	100%	15%	Mid-2024
	2	92,670

		Total Rentable
Completed [3]	# of Buildings	Square Feet (RSF)	% Leased	% Funded	Completed
Boston - Milliken Road	1	68,088	100%	100%	Q4 2022
Atlanta - New Calhoun I	1	236,600	100%	100%	Q1 2023
Cincinnati - Fisher Park I	1	154,692	31%	100%	Q1 2023
Atlanta - New Calhoun II	1	180,000	40%	100%	Q3 2023
Jacksonville - Salisbury	1	40,572	100%	100%	Q3 2023
	5	679,952

1)	The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs.
2)	Under construction represents projects for which vertical construction has commenced. Refer to the Developable Land section of the Net Asset Components on page 11 of this Supplemental Information for additional details on the Company's development activities.
3)	Completed buildings are included within portfolio occupancy and square footage metrics as of September 30, 2023.

Plymouth Industrial REIT, Inc.
Guidance

Unaudited (in thousands, except per-share amounts)

Plymouth affirms its full year 2023 guidance range for Core FFO of $1.84 to $1.86 per weighted average common share and units previously issued on August 3, 2023, increases its range of net income to $0.32 to $0.34 per weighted average common share and units and adjusts the accompanying assumptions, which can be found in the tables below.

	Full Year 2023 Range[1]
	Low	High

Core FFO attributable to common stockholders and unit holders per share	$ 1.84	$ 1.86
Same Store Portfolio NOI growth - cash basis[2]	7.25%	7.75%
Average Same Store Portfolio occupancy - full year	98.4%	98.8%
General and administrative expenses[3]	$ 14,600	$ 14,200
Interest expense, net	$ 39,600	$ 39,000
Weighted average common shares and units outstanding[4]	44,411	44,411

Reconciliation of net loss attributable to common stockholders and unit holders per share to Core FFO guidance:

	Full Year 2023 Range[1]
	Low	High
Net income/(loss)	$ 0.32	$ 0.34
Depreciation and amortization	2.09	2.09
Gain on sale of real estate	(0.51)	(0.51)
Preferred stock dividends	(0.06)	(0.06)
	$ 1.84	$ 1.86

1)	Our 2023 guidance refers to the Company's in-place portfolio as of November 1, 2023 and an anticipated property disposition at the end of Q4 2023 representing a total contract price of $16.8 million. The disposition is subject to customary closing conditions. As such, there can be no assurance that we will complete the disposition. Our 2023 guidance does not include prospective acquisitions, additional dispositions, or additional capitalization activities that have not closed.
2)	The Same Store Portfolio consists of 182 buildings aggregating 30,832,615 rentable square feet, representing approximately 90% of total in-place portfolio square footage. The Same Store projected performance reflects an annual NOI on a cash basis, excluding termination income.
3)	Includes non-cash stock compensation of $3.0 million for 2023.
4)	As of November 1, 2023, the Company has 45,740,483 common shares and units outstanding.

Plymouth Industrial REIT, Inc.
Same Store Net Operating Income (NOI)

Unaudited ($ and SF in thousands)

Same Store Portfolio Statistics

Square footage	30,833	Includes[1]: wholly owned properties as of December 31, 2021; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)
Number of properties	137
Number of buildings	182
Percentage of total portfolio square footage	90.3%	Excludes[2]: wholly owned properties classified as repositioning, lease-up during 2022 or 2023 (8 buildings representing approximately 935,000 of rentable square feet) and under contract for sale.
Occupancy at period end	98.6%

Same Store NOI - GAAP Basis

	Three Months Ended September 30,
	2023	2022	$ Change	% Change

Rental revenue	$44,217	$42,886	$1,331	3.1%
Property expenses	14,030	12,949	1,081	8.3%
Same Store NOI - GAAP Basis	$30,187	$29,937	$250	0.8%

Same Store NOI excluding early termination income - GAAP Basis	$30,112	$29,879	$233	0.8%

	Nine Months Ended September 30,
	2023	2022	$ Change	% Change

Rental revenue	$132,530	$127,378	$5,152	4.0%
Property expenses	41,903	39,251	2,652	6.8%
Same Store NOI - GAAP Basis	$90,627	$88,127	$2,500	2.8%

Same Store NOI excluding early termination income - GAAP Basis	$90,334	$87,986	$2,349	2.7%

Same Store NOI - Cash Basis

	Three Months Ended September 30,
	2023	2022	$ Change	% Change

Rental revenue	$43,912	$41,293	$2,619	6.3%
Property expenses	14,030	12,949	1,081	8.3%
Same Store NOI - Cash Basis	$29,882	$28,344	$1,538	5.4%

Same Store NOI excluding early termination income - Cash Basis	$29,807	$28,286	$1,521	5.4%

	Nine Months Ended September 30,
	2023	2022	$ Change	% Change

Rental revenue	$130,622	$122,186	$8,436	6.9%
Property expenses	41,903	39,251	2,652	6.8%
Same Store NOI - Cash Basis	$88,719	$82,935	$5,784	7.0%

Same Store NOI excluding early termination income - Cash Basis	$88,426	$82,794	$5,633	6.8%

1)	For the three and nine months ended September 30, 2023 and 2022, our Same Store Portfolio includes the 28-building Memphis Industrial Portfolio which we acquired the remaining 80% interest in our former unconsolidated JV on March 11, 2022.
2)	Sold a 306,552 square-foot building, 0.9% of Plymouth REIT's portfolio, at 6510 West 73rd Street in Chicago to an owner operator for net proceeds of $14.0 million. Refer to the 2023 Quarterly Report on Form 10-Q for additional information. Additionally, a 156,634 square-foot building has been removed from the same store portfolio as it is currently under contract for disposition in Q4 2023.

Plymouth Industrial REIT, Inc.
Consolidated Statements of Operations

Unaudited ($ in thousands, except per-share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues:
Rental revenue	$37,416	$36,746	$112,816	$104,509
Tenant recoveries	12,320	11,042	36,190	31,611
Management fee revenue and other income	29	2	58	90
Total revenues	$49,765	$47,790	$149,064	$136,210

Operating expenses:
Property	15,754	14,495	47,398	42,369
Depreciation and amortization	22,881	24,860	70,098	71,759
General and administrative	3,297	4,078	10,586	11,776
Total operating expenses	$41,932	$43,433	$128,082	$125,904

Other income (expense):
Interest expense	(9,473)	(8,983)	(28,592)	(23,303)
Earnings (loss) in investment of unconsolidated joint venture[1]	—	—	—	(147)
Loss on extinguishment of debt	(72)	—	(72)	(2,176)
Gain on sale of real estate[2]	12,112	—	12,112	—
(Appreciation) depreciation of warrants[3]	—	—	—	1,760
Total other income (expense)	$2,567	$(8,983)	$(16,552)	$(23,866)

Net income (loss)	$10,400	$(4,626)	$4,430	$(13,560)

Less: Net income (loss) attributable to non-controlling interest	114	(55)	46	(170)

Net income (loss) attributable to Plymouth Industrial REIT, Inc.	$10,286	$(4,571)	$4,384	$(13,390)

Less: Preferred Stock dividends	677	930	2,509	3,949
Less: Series B Preferred Stock accretion to redemption value	—	2,371	—	4,621
Less: Loss on extinguishment/redemption of Series A Preferred Stock	2,021	56	2,023	80
Less: Amount allocated to participating securities	83	62	253	194

Net income (loss) attributable to common stockholders	$7,505	$(7,990)	$(401)	$(22,234)

Net income (loss) per share attributable to common stockholders - basic[4]	$0.17	$(0.19)	$(0.01)	$(0.57)

Net income (loss) per share attributable to common stockholders - diluted[4]	$0.17	$(0.19)	$(0.01)	$(0.57)

Weighted-average common shares outstanding - basic	44,057	41,128	43,108	38,839
Weighted-average common shares outstanding - diluted	44,140	41,128	43,108	38,839

1)	Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture. The Company acquired the remaining 80% interest in our unconsolidated JV in March 2022.
2)	For the nine months ended September 30, 2023, the Company sold one property totaling 306,552 square feet, recognizing a net gain of $12,112.
3)	Represents the change in the fair market value of our common stock warrants. On March 23, 2022, the common stock warrants were exercised in full and converted on a cashless basis, resulting in 139,940 shares of common stock.
4)	Refer to Note 11 in the Q3 2023 Quarterly Report on Form 10-Q for additional information.

Plymouth Industrial REIT, Inc.
Non-GAAP Measurements

Unaudited ($ in thousands, except per-share amounts)

Consolidated NOI

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Net income (loss)	$10,400	$(4,626)	$4,430	$(13,560)
General and administrative	3,297	4,078	10,586	11,776
Depreciation and amortization	22,881	24,860	70,098	71,759
Interest expense	9,473	8,983	28,592	23,303
(Earnings) loss in investment of unconsolidated joint venture[1]	—	—	—	147
Loss on extinguishment of debt	72	—	72	2,176
Gain on sale of real estate	(12,112)	—	(12,112)	—
Appreciation (depreciation) of warrants[2]	—	—	—	(1,760)
Management fee revenue and other income	(29)	(2)	(58)	(90)
Net Operating Income	$33,982	$33,293	$101,608	$93,751

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

Net income (loss)	$10,400	$(4,626)	$4,430	$(13,560)
Depreciation and amortization	22,881	24,860	70,098	71,759
Interest expense	9,473	8,983	28,592	23,303
Loss on extinguishment of debt	72	—	72	2,176
Gain on sale of real estate	(12,112)	—	(12,112)	—
Appreciation (depreciation) of warrants[2]	—	—	—	(1,760)
EBITDAre	$30,714	$29,217	$91,080	$81,918
Stock compensation	827	518	2,128	1,498
Acquisition expenses	—	51	85	201
Pro forma effect of acquisitions/developments[3]	542	2	1,303	2,349
Adjusted EBITDA	$32,083	$29,788	$94,596	$85,966

Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)

Net income (loss)	$10,400	$(4,626)	$4,430	$(13,560)
Gain on sale of real estate	(12,112)		(12,112)
Depreciation and amortization	22,881	24,860	70,098	71,759
Depreciation and amortization from unconsolidated joint venture	—	—	—	268
FFO	$21,169	$20,234	$62,416	$58,467
Preferred stock dividends	(677)	(930)	(2,509)	(3,949)
Acquisition expenses	—	51	85	201
Appreciation (depreciation) of warrants[2]	—	—	—	(1,760)
Loss on extinguishment of debt	72	—	72	2,176
Core FFO	$20,564	$19,355	$60,064	$55,135
Amortization of debt related costs	570	565	1,708	1,597
Non-cash interest expense	(50)	676	402	1,582
Stock compensation	827	518	2,128	1,498
Capitalized interest	(282)	(315)	(968)	(521)
Straight line rent	(216)	(1,319)	(1,833)	(3,045)
Above/below market lease rents	(417)	(541)	(1,820)	(2,632)
Recurring capital expenditures[4]	(1,965)	(1,985)	(4,863)	(5,440)
AFFO	$19,031	$16,954	$54,818	$48,174

Weighted-average common shares and units outstanding[5]	44,922	41,906	43,966	39,614

Core FFO attributable to common stockholders and unit holders per share	$0.46	$0.46	$1.37	$1.39
AFFO attributable to common stockholders and unit holders per share	$0.42	$0.40	$1.25	$1.22

1)	Represents our share of (earnings) losses related to our investment in an unconsolidated joint venture.
2)	Represents the change in the fair market value of our common stock warrants. On March 23, 2022, the common stock warrants were exercised in full and converted on a cashless basis, resulting in 139,940 shares of common stock.
3)	Represents the estimated impact of wholly owned acquisitions and development properties as if they had been acquired or stabilized on the first day of each respective quarter in which the acquisitions occurred or developments were placed in-service. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties and/or placed the development properties in-service as of the beginning of the respective periods.
4)	Excludes non-recurring capital expenditures of $8,132 and $20,517 for the three months ended September 30, 2023 and 2022, respectively, and $24,185 and $42,960 for the nine months ended September 30 2023 and 2022, respectively.
5)	Weighted-average common shares and units outstanding includes common stock, OP units, and restricted stock units as of September 30, 2023 and excludes 51,410 performance stock units as they are deemed to be non-participatory.

Plymouth Industrial REIT, Inc.
Consolidated Balance Sheets

Unaudited ($ in thousands)

	September 30, 2023	December 31, 2022
ASSETS
Real estate properties:
Land	$227,599	$231,829
Building and improvements	1,343,025	1,324,017
Less accumulated depreciation	(254,402)	(205,629)
Total real estate properties, net	$1,316,222	$1,350,217

Cash, cash held in escrow and restricted cash	30,272	31,213
Deferred lease intangibles, net	56,316	70,718
Interest rate swaps[1]	34,115	30,115
Other assets	39,585	39,055
Total assets	$1,476,510	$1,521,318

LIABILITIES, PREFERRED STOCK AND EQUITY
Secured debt, net	$377,714	$389,531
Unsecured debt, net[2]	512,823	524,845
Accounts payable, accrued expenses and other liabilities	75,112	72,551
Deferred lease intangibles, net	6,604	8,918
Financing lease liability[3]	2,265	2,248

Total liabilities	$974,518	$998,093

Preferred stock - Series A	$—	$46,844

Equity:
Common stock	$452	$428
Additional paid in capital	654,346	635,068
Accumulated deficit	(191,882)	(194,243)
Accumulated other comprehensive income	33,695	29,739
Total stockholders' equity	496,611	470,992
Non-controlling interest	5,381	5,389
Total equity	$501,992	$476,381

Total liabilities, preferred stock and equity	$1,476,510	$1,521,318

1)	Represents the fair value of the Company's interest rate swaps. A summary of the Company's interest rate swaps and accounting are detailed in Note 6 of our most recent Quarterly Report on Form 10-Q.
2)	Includes borrowings under line of credit and term loans. Refer to Debt Summary in this Supplemental Information for additional details.
3)	As of September 30, 2023, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 32 years. Refer to our 2023 Quarterly Report on Form 10-Q for expanded disclosure.

Plymouth Industrial REIT, Inc.
Capital Structure and Debt Summary

Unaudited ($ in thousands, except per-share amounts) as of 9/30/2023

Debt Summary

Secured Debt:	Maturity Date	Interest Rate	Commitment	Principal Balance
AIG Loan	November-23	4.08%	$120,000	$109,646
Ohio National Life Mortgage[1]	August-24	4.14%	21,000	18,572
Allianz Loan	April-26	4.07%	63,115	61,546
Nationwide Loan	October-27	2.97%	15,000	15,000
Lincoln Life Gateway Mortgage[1]	January-28	3.43%	28,800	28,800
Minnesota Life Memphis Industrial Loan[1]	January-28	3.15%	56,000	55,244
Midland National Life Insurance Mortgage[1]	March-28	3.50%	10,820	10,717
Minnesota Life Loan	May-28	3.78%	21,500	19,683
Transamerica Loan	August-28	4.35%	78,000	59,669
Total / Weighted Average Secured Debt		3.86%	$414,235	$378,877

Unsecured Debt:
KeyBank Line of Credit	August-25	6.98%[2]	$350,000	$65,000
$100m KeyBank Term Loan	August-26	3.10%[2,3]	100,000	100,000
$200m KeyBank Term Loan	February-27	3.13%[2,3]	200,000	200,000
$150m KeyBank Term Loan	May-27	4.50%[2,3]	150,000	150,000
Total / Weighted Average Unsecured Debt		4.01%	$800,000	$515,000

	September 30,	June 30,	March 31,	December 31,	September 30,
Net Debt:	2023	2023	2023	2022	2022
Total Debt[4]	$893,877	$925,033	$926,959	$918,728	$910,293
Less: Cash	30,272	38,517	38,432	31,213	36,253
Net Debt	$863,605	$886,516	$888,527	$887,515	$874,040

Capitalization

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Common Shares and Units Outstanding[5]	45,740	43,591	43,521	43,339	43,339
Closing Price (as of period end)	$20.95	$23.02	$21.01	$19.18	$16.81
Market Value of Common Shares[6]	$958,253	$1,003,465	$914,376	$831,242	$728,529
Preferred Stock - Series A (at liquidation preference)[8]	—	48,845	48,845	48,888	49,311
Total Market Capitalization[6,7]	$1,852,130	$1,977,343	$1,890,180	$1,798,858	$1,688,133

Dividend / Share (annualized)	$0.90	$0.90	$0.90	$0.88	$0.88
Dividend Yield (annualized)	4.3%	3.9%	4.3%	4.6%	5.2%
Total Debt-to-Total Market Capitalization	48.3%	46.8%	49.0%	51.1%	53.9%
Secured Debt as a % of Total Debt	42.4%	41.9%	42.0%	42.6%	43.2%
Unsecured Debt as a % of Total Debt	57.6%	58.1%	58.0%	57.4%	56.8%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	6.7x	7.1x	7.1x	7.3x	7.3x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)	6.7x	7.4x	7.5x	7.7x	7.7x
Weighted Average Maturity of Total Debt (years)	3.0	3.2	3.4	3.7	4.0

Capital Markets Activity

Common Shares	Avg. Price	Offering	Period	Net Proceeds
-	$ -	N/A	Q1 2023	$ -
70,000	$ 23.16	ATM	Q2 2023	$ 1,385
2,130,600	$ 23.04	ATM	Q3 2023	$ 48,133

Refer to Glossary in this Supplemental Information for definitions of non-GAAP financial measures, including Net debt and Net debt plus preferred-to-Adjusted EBITDA.

1)	Debt assumed at acquisition.
2)	For the month of September 2023, the one-month term SOFR for our unsecured debt and borrowings under line of credit was 5.327%. The spread over the applicable rate for the $100m, $150m, and $200m KeyBank Term Loans and KeyBank unsecured line of credit is based on the Company’s total leverage ratio plus the 0.1% SOFR index adjustment.
3)	As of September 30, 2023, the one-month term SOFR for the $100m, $150m and $200m KeyBank Term Loans was swapped to a fixed rate of 1.504%, 2.904%, and 1.527%, respectively.
4)	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts.
5)	Common shares and units outstanding were 45,250 and 490 as of September 30, 2023, respectively, and 36,111 and 490 for the year ended December 31, 2022, respectively.
6)	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
7)	Market value of shares and units plus total debt and preferred stock as of period end.
8)	On September 6, 2023 ("Redemption Date"), the Company redeemed all outstanding Series A Preferred Stock in cash at a redemption price equal to $25.00 per share. As of the Redemption Date and through September 30, 2023, the shares of Series A Preferred Stock were no longer outstanding.

Plymouth Industrial REIT, Inc.
Net Asset Value Components

Unaudited ($ in thousands) as of 9/30/2023

Net Operating Income		Developable Land

	Three Months Ended		Owned	Developable	Under	Est. Investment /	Under
	September 30, 2023	Market	Land (acres)[4]	GLA (SF)[4]	Construction (SF)[5]	Est. Completion	Development (SF)[5]
Pro Forma Net Operating Income (NOI)		Atlanta	9	200,000
Total Operating NOI	$ 33,982	Chicago	11	220,000
Pro Forma Effect of New Lease Activity[1]	838	Cincinnati	18	285,308			285,308
Pro Forma Effect of Acquisitions[2]	-	Jacksonville	12	135,337	92,670	$5.7M/Q4 '23	42,667
Pro Forma Effect of Repositioning / Development[3]	896					$7.4M/Mid-'24
Pro Forma NOI	$ 35,716	Memphis	23	475,000
		St. Louis	31	300,000
Amortization of above / below market lease intangibles, net	(417)	Charlotte	6	100,000
Straight-line rental revenue adjustment	(216)		110	1,715,645	92,670		327,975
Pro Forma Cash NOI	$ 35,083

Other Assets and Liabilities

Cash, cash held in escrow and restricted cash	$ 30,272
Other assets	$ 39,585
CIP related to development properties	$ 8,442
Accounts payable, accrued expenses and other liabilities	$ 75,112

Debt and Preferred Stock

Secured Debt	$ 378,877
Unsecured Debt	$ 515,000
Common shares and units outstanding[6]	45,740

We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1)	Represents the estimated incremental base rents from uncommenced new leases as if rent commencement had occurred as of the beginning of the period.
2)	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
3)	Represents the estimated impact of properties that are undergoing repositioning or lease-up and development properties placed in-service as if the properties were stabilized and rents had commenced as of the beginning of the period.
4)	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5)	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6)	Common shares and units outstanding were 45,250 and 490, respectively, as of September 30, 2023.

Plymouth Industrial REIT, Inc.
Leasing Activity and Expirations

Unaudited as of 9/30/2023

Lease Renewals and New Leases[1]

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements $/SF/YR	Lease Commissions $/SF/YR

2020	Renewals	1,881,346	71.1%	$ 3.75	$ 3.93	4.8%	$ 0.13	$ 0.08
	New Leases	764,314	28.9%	$ 4.31	$ 5.07	17.6%	$ 0.24	$ 0.19
	Total	2,645,660	100%	$ 3.92	$ 4.26	8.7%	$ 0.16	$ 0.11

2021	Renewals	2,487,589	49.3%	$ 4.25	$ 4.50	5.9%	$ 0.19	$ 0.10
	New Leases	2,557,312	50.7%	$ 3.76	$ 4.40	17.0%	$ 0.23	$ 0.22
	Total	5,044,901	100%	$ 4.00	$ 4.45	11.1%	$ 0.21	$ 0.16

2022	Renewals	4,602,355	60.2%	$ 4.31	$ 4.87	13.1%	$ 0.15	$ 0.16
	New Leases	3,041,526	39.8%	$ 3.51	$ 4.51	28.6%	$ 0.40	$ 0.23
	Total	7,643,881	100%	$ 3.99	$ 4.73	18.5%	$ 0.25	$ 0.19

Q1 2023	Renewals	645,885	84.0%	$ 4.62	$ 5.16	11.7%	$ 0.14	$ 0.15
	New Leases	123,081	16.0%	$ 4.56	$ 6.29	37.9%	$ 0.69	$ 0.27
	Total	768,966	100%	$ 4.61	$ 5.34	15.9%	$ 0.23	$ 0.17

Q2 2023	Renewals	1,440,165	68.5%	$ 3.47	$ 3.86	11.2%	$ 0.09	$ 0.10
	New Leases	662,930	31.5%	$ 3.61	$ 4.92	36.0%	$ 0.19	$ 0.37
	Total	2,103,095	100%	$ 3.52	$ 4.20	19.3%	$ 0.12	$ 0.17

Q3 2023	Renewals	1,194,817	67.8%	$ 3.65	$ 4.51	23.6%	$ 0.12	$ 0.18
	New Leases	566,898	32.2%	$ 3.75	$ 4.72	25.9%	$ 0.43	$ 0.37
	Total	1,761,715	100%	$ 3.69	$ 4.58	24.1%	$ 0.25	$ 0.26

YTD 2023[2]	Renewals	3,280,867	70.8%	$ 3.76	$ 4.35	15.7%	$ 0.11	$ 0.14
	New Leases	1,352,909	29.2%	$ 3.76	$ 4.96	31.9%	$ 0.34	$ 0.36
	Total	4,633,776	100%	$ 3.76	$ 4.53	20.5%	$ 0.18	$ 0.20

Lease Expiration Schedule

Year	Square Footage	ABR[3]	% of ABR Expiring[4]
Available	831,603	$ -	-
2023	113,600	926,567	0.6%
2024	5,160,784	22,403,836	15.0%
2025	7,902,301	34,639,740	23.2%
2026	5,147,740	24,450,241	16.4%
2027	4,340,088	20,027,668	13.4%
Thereafter	10,645,869	46,956,363	31.4%
Total	34,141,985	$ 149,404,415	100%

1)	Lease renewals and new lease activity excludes leases with terms less than six months.
2)	Executed leases scheduled to commence during 2023, which includes the third quarter activity, total an aggregate of 5,396,550 square feet, all of which are associated with terms of at least six months. The Company will experience a 20.5% increase in rental rates on a cash basis from these leases.
3)	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2023, multiplied by 12. Excludes rent abatements.
4)	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of September 30, 2023.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Tenant Industry

Unaudited as of 9/30/2023

Industry	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	9,898,429	86	29.7%	40,376,041	27.0%	$ 4.08
Wholesale/Retail	2,297,588	29	6.9%	11,520,930	7.7%	5.01
Automotive	2,197,139	27	6.6%	10,270,804	6.9%	4.67
Printing & Paper	1,976,631	17	5.9%	7,576,158	5.1%	3.83
Home & Garden	1,841,386	19	5.5%	6,261,361	4.2%	3.40
Construction	1,765,118	41	5.3%	7,951,324	5.3%	4.50
Cardboard and Packaging	1,630,027	20	4.9%	6,677,465	4.5%	4.10
Food & Beverage	1,487,131	22	4.5%	7,377,658	4.9%	4.96
Light Manufacturing	1,234,493	12	3.7%	4,463,287	3.0%	3.62
Healthcare	1,017,495	39	3.1%	6,106,967	4.1%	6.00
Other Industries*	7,964,945	202	23.9%	40,822,420	27.3%	5.13
Total	33,310,382	514	100.0%	$ 149,404,415	100.0%	$ 4.49

*Other Industries	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Plastics	939,728	13	2.8%	4,417,625	3.0%	$ 4.70
Education	925,840	8	2.8%	4,464,571	2.9%	4.82
Industrial Equipment Components	791,180	21	2.4%	3,457,339	2.3%	4.37
Metal Fabrication/Finishing	639,114	10	1.9%	3,118,936	2.1%	4.88
Technology & Electronics	579,761	22	1.7%	3,713,363	2.5%	6.40
Chemical	527,632	9	1.6%	2,084,581	1.4%	3.95
Storage	520,540	10	1.6%	2,895,065	1.9%	5.56
Aero Space	455,605	3	1.4%	1,442,410	1.0%	3.17
Business Services	432,385	24	1.3%	3,386,180	2.3%	7.83
Plumbing Equipment/Services	404,712	7	1.2%	1,578,014	1.1%	3.90
Other[2]	1,748,448	75	5.2%	10,264,336	6.8%	5.87
Total	7,964,945	202	23.9%	$ 40,822,420	27.3%	$ 5.13

1)	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2023, multiplied by 12. Excludes rent abatements.
2)	Includes tenant industries for which the total leased square feet aggregates to less than 300,000 square feet.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Type

Unaudited as of 9/30/2023

Leased Square Feet and Annualized Base Rent by Lease Type

Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Triple Net	27,778,343	406	83.4%	$ 121,660,724	81.5%	$ 4.38
Modified Net	3,570,144	61	10.7%	18,138,908	12.1%	5.08
Gross	1,961,895	47	5.9%	9,604,783	6.4%	4.90
Total	33,310,382	514	100.0%	$ 149,404,415	100.0%	$ 4.49

Leased Square Feet and Annualized Base Rent by Tenant Type

Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Multi-Tenant	16,807,117	408	50.5%	$ 81,573,176	54.6%	$ 4.85
Single-Tenant	16,503,265	106	49.5%	67,831,239	45.4%	4.11
Total	33,310,382	514	100.0%	$ 149,404,415	100.0%	$ 4.49

Leased Square Feet and Annualized Base Rent by Building Type

Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	21,266,014	119	63.9%	$ 84,552,867	56.6%	$ 3.98
Warehouse/Light Manufacturing	8,731,275	41	26.2%	39,710,476	26.6%	4.55
Small Bay Industrial[2]	3,313,093	51	9.9%	25,141,072	16.8%	7.59
Total	33,310,382	211	100.0%	$ 149,404,415	100.0%	$ 4.49

1)	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2023, multiplied by 12. Excludes rent abatements.
2)	Small bay industrial is inclusive of flex space totaling 528,493 leased square feet and annualized base rent of $6,315,302. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Plymouth Industrial REIT, Inc.
Top 10 Tenants by Annualized Base Rent

Unaudited as of 9/30/2023

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	ABR[1]	% Total ABR
FedEx Supply Chain, Inc.	St. Louis	Logistics & Transportation	1	769,500	7/31/2024	$ 4.60	$ 3,539,875	2.4%
Geodis Logistics, LLC	St. Louis	Logistics & Transportation	1	624,159	8/31/2025	4.36	2,718,993	1.8%
Royal Canin U.S.A, Inc.	St. Louis	Wholesale/Retail	1	521,171	5/31/2025	4.75	2,475,562	1.7%
Houghton Mifflin Harcourt Company	Chicago	Education	1	513,512	3/31/2026	4.56	2,341,615	1.6%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/2025	2.99	2,312,163	1.5%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation	3	503,000	3/31/2026	4.51	2,268,180	1.5%
ASW Supply Chain Services, LLC[5]	Cleveland	Logistics & Transportation	5	577,237	11/30/2027	3.58	2,065,130	1.4%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	10/31/2029	3.13	1,968,631	1.3%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/2024	3.34	1,892,967	1.3%
Winston Products, LLC	Cleveland	Wholesale/Retail	2	266,803	4/30/2032	6.94	1,852,295	1.2%
Total Largest Tenants by Annualized Rent			19	5,743,197		$ 4.08	$ 23,435,411	15.7%
All Other Tenants			495	27,567,185		$ 4.57	$ 125,969,004	84.3%
Total Company Portfolio			514	33,310,382		$ 4.49	$ 149,404,415	100.0%

Lease Segmentation by Size

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[2]	ABR[1]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	63	179,763	240,066	74.9%	76.8%	$ 1,761,316	$ 1,761,316	1.2%	$ 9.80
5,000 - 9,999	76	542,551	644,346	84.3%	84.3%	4,598,708	4,598,708	3.1%	8.48
10,000 - 24,999	110	1,881,750	1,944,820	96.8%	97.3%	13,709,146	13,709,146	9.1%	7.29
25,000 - 49,999	96	3,416,168	3,525,285	96.9%	96.9%	19,814,938	19,814,938	13.2%	5.80
50,000 - 99,999	76	5,310,160	5,442,106	97.6%	97.6%	23,939,139	23,939,139	16.0%	4.51
100,000 - 249,999	63	10,262,572	10,627,944	96.5%	96.5%	43,141,773	43,779,273	29.2%	4.20
> 250,000	30	11,717,418	11,717,418	100.0%	100.0%	42,439,395	42,439,395	28.2%	3.62
Total / Weighted Average	514	33,310,382	34,141,985	97.6%	97.6%	$ 149,404,415	$ 150,041,915	100.0%	$ 4.49

1)	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2023, multiplied by 12. Excludes rent abatements.
2)	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
3)	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of September 30, 2023 plus annualized base rent for leases signed but not commenced as of September 30, 2023.
4)	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of September 30, 2023 plus annualized base rent for leases signed but not commenced as of September 30, 2023, divided by leased square feet plus uncommenced leased square feet.
5)	Inclusive of a single 44,800 square feet lease set to expire on December 31, 2023. The remaining balance of the square footage has an expiration date of November 30, 2027.

Plymouth Industrial REIT, Inc.
Rentable Square Feet and Annualized Base Rent by Market

Unaudited ($ in thousands) as of 6/30/2023

Primary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Atlanta[3]	10	13	87.6%	2,086,835	6.1%	$ 8,440	5.6%
Chicago	39	40	99.6%	6,624,335	19.4%	30,163	20.3%

Secondary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Boston	1	2	100.0%	268,713	0.8%	$ 2,109	1.4%
Charlotte	1	1	100.0%	155,220	0.5%	1,229	0.8%
Cincinnati[3]	10	12	95.0%	2,710,964	7.9%	10,606	7.1%
Cleveland	16	19	98.6%	3,979,209	11.7%	18,383	12.4%
Columbus	15	15	100.0%	3,757,614	11.0%	13,485	9.0%
Indianapolis	17	17	98.3%	4,085,169	12.0%	15,455	10.3%
Jacksonville[3]	8	27	99.6%	2,092,646	6.1%	14,992	10.0%
Kansas City	1	1	100.0%	221,911	0.6%	837	0.6%
Memphis	25	49	94.7%	4,783,046	14.0%	17,509	11.7%
Philadelphia	1	1	99.8%	156,634	0.5%	1,061	0.7%
St. Louis	12	14	99.4%	3,219,689	9.4%	15,135	10.1%
Total	156	211	97.6%	34,141,985	100.0%	$ 149,404	100.0%

Total Acquisition and Replacement Cost by Market

Market	State	# of Buildings	Total Acquisition Cost[4]	Gross Real Estate Assets[5]	% Gross Real Estate Assets	Replacement Cost[6]
Atlanta	GA	13	$ 111,988,423	$ 106,970	6.9%	$ 154,583
Chicago	IL, IN, WI	40	279,749,706	275,245	17.6%	710,499
Boston	ME	2	19,023,122	19,222	1.2%	40,729
Charlotte	NC	1	20,400,000	18,999	1.2%	20,821
Cincinnati	OH, KY	12	106,705,354	109,037	7.0%	190,851
Cleveland	OH	19	201,550,000	190,629	12.3%	362,436
Columbus	OH	15	157,624,379	148,529	9.6%	293,943
Indianapolis	IN	17	149,251,426	141,881	9.1%	356,416
Jacksonville	FL, GA	27	153,931,164	142,649	9.2%	207,038
Kansas City	MO	1	8,600,000	9,057	0.6%	20,451
Memphis	MS, TN	49	185,406,993	181,828	11.7%	349,852
Philadelphia	NJ	1	9,700,000	8,786	0.6%	14,912
St. Louis	IL, MO	14	213,787,000	201,319	13.0%	325,818
Total		211	$ 1,617,717,567	$ 1,554,151	100.0%	$ 3,048,349

1)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Charlotte, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
2)	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2023, multiplied by 12. Excludes rent abatements.
3)	During Q1 2023, the 154,692 square feet development property in Cincinnati was placed in-service. During Q3 2023, the 40,572 and 180,000 square feet development properties in Jacksonville and Atlanta, respectively, were placed in-service.
4)	Represents total direct consideration paid prior to the allocations per U.S. GAAP and the allocated costs in accordance to GAAP of development properties placed in-service.
5)	The gross book value of real estate assets as of September 30, 2023 excludes development projects of $8,672, $2,454 in leasehold improvements and assets related to corporate activities, our regional property management office in Columbus of $4,495, and the finance lease right-of-use asset of $852 related to the ground sublease at 2100 International Parkway. Gross book value of real estate assets excludes depreciation and the allocation of the acquisition cost related to intangible assets and liabilities required by U.S. GAAP.
6)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income - (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, appreciation/(depreciation) of warrants, loss on impairments, and loss on extinguishment of debt. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition, dispositions and developments and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs' calculate EBITDAre and Adjusted EBITDA.

Funds From Operations ("FFO"): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
We define FFO consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Core Funds from Operations (“Core FFO”): Core FFO represents FFO reduced by dividends paid (or declared) to holders of our preferred stock, acquisition and transaction related costs for transactions not completed, and excludes certain non-cash operating expenses such as impairment on real estate lease, appreciation/(depreciation) of warrants and loss on extinguishment of debt. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (“AFFO”):  Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, capitalized interest, and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.
          We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.
As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred Stock to Adjusted EBITDA: Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2021. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that are classified as repositioning, lease-up during 2022 or 2023 (8 buildings representing approximately 935,000 of rentable square feet) or under contract for sale. For 2023, the Same Store Portfolio consists of 137 properties aggregating 30.8 million rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.